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                                                                  EXHIBIT (10)-9


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT is effective January 1, 1998, by and between The Bank, an Alabama banking corporation (the "Bank"), and a wholly owned subsidiary of The Banc Corporation, an Alabama corporation ("Corporation") and Marie Swift ("Employee"). The parties wish to provide for the employment of Employee as follows:


         1. EMPLOYMENT. The Bank agrees to employ Employee, and Employee agrees to be employed by the Bank subject to the terms and provisions of this Agreement.


         2. TERM. The employment of Employee by the Bank as provided in Section 1 will be for a period of three (3) years unless sooner terminated as provided herein. The Bank's Board of Directors shall review the terms of this Agreement and Employee's employment on an annual basis.


         3. DUTIES. Employee shall serve as President of the Bank and shall have such powers and duties as may be from time to time prescribed by the Bank's Board of Directors. During her employment, Employee shall devote substantial time to the business and affairs of the Bank and shall use her best efforts to advance the best interests of the Bank and Corporation at all times.


         4. COMPENSATION.

            (a) Employee's total compensation shall be a base salary of $100,000 per year plus a bonus as approved by the Bank's Board of Directors.

            (b) The Bank shall continue to provide Employee with an automobile owned or leased by the Bank.

            (c) Employee shall be entitled to vacation days, paid holidays and sick days as provided in the Bank's Personnel Policy, as well as all other benefits heretofore provided to the Employee, including, but not limited to, those items listed on Exhibit A, attached hereto and included herein by reference.


         5. CONFIDENTIAL INFORMATION.

            (a) Employee will not without the prior written consent of the Board of Directors of the Bank (i) use for her benefit or disclosed (except in the ordinary course of her employment) at any time, any information that was obtained or developed by her while in the employ of the Bank with respect to any trade secretes, customers, suppliers, products, employees or financial affairs of the Bank, Corporation or any of their subsidiaries, or any confidential matter or (ii) take with her upon leaving the Bank's employment any document or paper relating to any of the foregoing.


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            (b) The provisions of this Section 5 shall be binding upon the heirs, successors and legal representatives of Employee.


         6. COMPETITION.

            (a) During the period of her employment by the Bank and for a period of one year after such employment (whether such employment shall have ended by reason of the expiration or termination of this Agreement or otherwise), Employee will not (i) carry on or engage in a similar business or solicit or do business with any customer of the Bank or Corporation or any of their subsidiaries in any territory in which the Bank or Corporation or any of their subsidiaries have been conducting business; or (ii) solicit any employee of the Bank or Corporation or any of their subsidiaries to leave their employment with the Bank for any reason without the prior written consent of the Bank.

            (b) Employee represents that her experience and capabilities are such that the provisions of this Section 6 will not prevent her from earning a livelihood.


         7. TERMINATION.

            (a) The Bank's right of termination shall be in addition to and shall not affect its rights and remedies under Section 5, 6 and 11 of this Agreement, and such rights and remedies under such sections shall survive the termination of this Agreement and Employee's employment. Provided, however, the Bank's right of termination shall be only "for cause" as provided in paragraph 7(b) below.

            (b) Any successor to the Bank or Corporation shall be obligated to comply with all provisions of this Agreement and may terminate Employee only for cause. "For Cause" shall mean (i) the physical or mental incapacity of Employee for a continuing period of ninety (90) days; (ii) any act on the part of Employee which constitutes fraud, malfeasance of duty or injury to the Bank or a successor to the Bank or Corporation; (iii) the felony conviction of Employee; or (iv) the suspension or removal of Employee by federal or state banking regulatory authorities. If Employee is terminated for any reason other than for cause, a successor to the Bank or Corporation shall be obligated to pay Employee according to the remaining term of this contract or in a present value lump sum.

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         8.  NOTICE. For the purposes of this Agreement, notices and demands shall be deemed given when mailed by United States mail, addressed in the case of:

             BANK:

             The Bank
             218 Louisa Street
             Warrior, Alabama 35180-0490
             Attention: James A. Taylor, Sr.


             CORPORATION:

             c/o Haskell Slaughter & Young, L.L.C.
             1901 AmSouth/Harbert Plaza
             Suite 1200
             Birmingham, Alabama 35203
             Attention: F. Hampton McFadden, Jr., Esq.


             EMPLOYEE:

             Marie Swift

             --------------------

             --------------------

             --------------------


         9. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Alabama. This Agreement supersedes and cancels any prior employment agreement or understanding entered into between Employee and the Bank.


         10. VALIDITY. The invalidity of any provision or provisions of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect, nor shall be invalidity of a portion of any provision of this Agreement affect the balance of such provision.

         11. DEFAULT. In the event of any conduct by Employee violating any provision of this Agreement, the Bank shall be entitled, if it so elects, to institute and prosecute proceedings


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in any court of competent jurisdiction, either at law or in equity, to obtain damages for such conduct, to enforce specific performance of such provision, to enjoin Employee from such conduct or to obtain any other relief or any combination of the foregoing that the Bank may elect to pursue.


         12. PARTIES. This Agreement shall be binding upon and shall inure to the benefit of any successor or successors to the Bank or Corporation except as set forth in paragraph 7.


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         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by Employee and by the duly authorized officer of the Bank as of the date first above written.



                                               EMPLOYEE:

                                               /s/ Marie Swift
                                               ---------------------------
                                               Marie Swift


                                               THE BANK


                                               By: /s/ Johnny Wallis
                                                  ------------------------

                                               Its: Chairman
                                                   -----------------------


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                                   EXHIBIT A


MARIE SWIFT

1.       Pension Plan
2        401(k) Retirement Plan
3.       Health Insurance (Blue Cross) - Individual coverage
4.       Dental Insurance (Blue Cross) - Individual coverage
5.       Life Insurance - $50,000
6.       Cellular Phone
7.       Pine Tree Country Club membership
8.       Christmas Bonus (if approved)